SECURITIES ACT OF 1933 FILE NO:           (IF APPLICATION TO DETERMINE
     ELIGIBILITY OF TRUSTEE FOR DELAYED OFFERING PURSUANT
                       TO SECTION 305(b)(2)

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         SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549


                               _______________

                                  FORM T-1

                 STATEMENT OF ELIGIBILITY AND QUALIFICATION
                 UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                  CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
              OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)  X
                                                        -----

                     THE FIRST NATIONAL BANK OF BOSTON
            (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)


                                 04-2472499
                    (I.R.S. EMPLOYER IDENTIFICATION NO.)


100 FEDERAL STREET, BOSTON, MASSACHUSETTS                           02110
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)


                  GARY A. SPIESS, CASHIER AND GENERAL COUNSEL
 100 FEDERAL STREET, 24TH FLOOR, BOSTON, MASSACHUSETTS 02110 (617) 434-2870

                         __________________________


                         SEALED AIR CORPORATION
            (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)




DELAWARE                                        22-1682767
(STATE OR OTHER JURISDICTION OF                 (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NO.)

PARK 80 EAST                                          07662
SADDLEBROOK, NEW JERSEY                              (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                     SENIOR SUBORDINATED DEBT SECURITIES
                      (TITLE OF INDENTURE SECURITIES)




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     1.      GENERAL INFORMATION.

             Furnish the following information as to the trustee:

             (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

             Comptroller of the Currency of the United States, Washington D.C. Board of Governors of the Federal
             Reserve System, Washington, D.C.  Federal Deposit
             Insurance Corporation, Washington, D.C.

             (B)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST
                  POWERS.

             Trustee is authorized to exercise corporate trust powers.


     2.      AFFILIATIONS WITH OBLIGER AND UNDERWRITERS.

             IF THE OBLIGOR OR ANY UNDERWRITER FOR THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

             None with respect to the Trustee.
             (See Notes on page 2)
             None with respect to Bank of Boston Corporation.

     16.     LIST OF EXHIBITS.

             LIST BELOW ALL EXHIBITS FILED AS PART OF THIS STATEMENT OF ELIGIBILITY AND QUALIFICATION.

             1. A COPY OF THE ARTICLES OF ASSOCIATION OF THE TRUSTEE AS NOW IN EFFECT.

             A certified copy of the Articles of Association of the trustee is filed as Exhibit No. 1 to statement of eligibility and qualification No. 22-9514 and is incorporated herein by reference thereto.

             2.   A COPY OF THE CERTIFICATE OF AUTHORITY OF THE
     TRUSTEE TO COMMENCE BUSINESS, IF NOT CONTAINED IN THE ARTICLES OF ASSOCIATION.

             A copy of the certificate of T. McLean Griffin, Cashier of the trustee, dated February 3, 1978, as to corporate succession containing copies of the Certificate of the Comptroller of the Currency that The Massachusetts Bank, National Association, into which The First National Bank of Boston was merged effective January 4, 1971, is authorized to commence the



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     business of banking as a national banking association, as well as a certificate as to such merger is filed as Exhibit No. 2 to statement of eligibility and qualification No. 22-9514 and is incorporated herein by reference thereto.

             3.   A COPY OF THE AUTHORIZATION OF THE TRUSTEE TO
     EXERCISE CORPORATE TRUST POWERS, IF SUCH AUTHORIZATION IS NOT CONTAINED IN THE DOCUMENTS SPECIFIED IN PARAGRAPH (1) OR (2)
     ABOVE.

             A copy of a certificate of the Office of the Currency dated February 6, 1978 is filed as Exhibit No. 3 to statement of eligibility and qualification No. 22-9514 and is incorporated herein by reference thereto.

             4. A COPY OF THE EXISTING BY-LAWS OF THE TRUSTEE, OR INSTRUMENTS CORRESPONDING THERETO.

             A certified copy of the existing By-Laws of the trustee dated December 23,1993 is filed as Exhibit No. 4 to statement of eligibility and qualifications No. 22-25754 and is incorporated herein by reference thereto.

             5.   THE CONSENT OF THE TRUSTEE REQUIRED BY SECTION
     321(B) OF THE ACT.

             The consent of the trustee required by Section 321 (b) of the Act is annexed hereto and made a part hereof.

             6.   A COPY OF THE LATEST REPORT OF CONDITION OF THE
     TRUSTEE PUBLISHED PURSUANT TO LAW OR THE REQUIREMENTS OF ITS
     SUPERVISING OR EXAMINING AUTHORITY.

             A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit 6 and made a part hereof.

             In answering any item in this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

             The answer furnished to Item 2 of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.




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                                 SIGNATURE

     PURSUANT TO THE REQUIREMENTS OF THE TRUST INDENTURE ACT OF 1939, THE TRUSTEE, THE FIRST NATIONAL BANK OF BOSTON, A NATIONAL BANKING ASSOCIATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE UNITED STATES OF AMERICA, HAS DULY CAUSED THIS STATEMENT OF ELIGIBILITY AND QUALIFICATION TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ALL IN THE CITY OF BOSTON AND COMMONWEALTH OF MASSACHUSETTS, ON THE 20TH DAY OF MAY, 1994.


                  THE FIRST NATIONAL BANK OF BOSTON, TRUSTEE




                  BY ROBERT DOUGHERTY
                     ROBERT DOUGHERTY
                     SENIOR ACCOUNT ADMINISTRATOR





                               EXHIBIT 5


                             CONSENT OF TRUSTEE



     PURSUANT TO THE REQUIREMENTS OF SECTION 321(B) OF THE
     TRUST INDENTURE ACT OF 1939, IN CONNECTION WITH THE PROPOSED ISSUANCE FROM TIME TO TIME BY SEALED AIR CORPORATION OF SENIOR SUBORDINATED DEBT SECURITIES, WE HEREBY CONSENT THAT REPORTS
     OF EXAMINATIONS BY FEDERAL, STATE, TERRITORIAL, OR DISTRICT AUTHORITIES MAY BE FURNISHED BY SUCH AUTHORITIES TO THE SECURITIES AND EXCHANGE COMMISSION UPON REQUEST THEREFOR.



                  THE FIRST NATIONAL BANK OF BOSTON, TRUSTEE




                  BY ROBERT DOUGHERTY
                     ROBERT DOUGHERTY
                     SENIOR ACCOUNT ADMINISTRATOR






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                                 EXHIBIT 6
     CONSOLIDATED REPORT OF CONDITION, INCLUDING DOMESTIC AND FOREIGN
                              SUBSIDIARIES, OF

                     THE FIRST NATIONAL BANK OF BOSTON


     In the Commonwealth of Massachusetts, at the close of business on December 31, 1993. Published in response to call made by Comptroller of the Currency, under Title 12, United States Code,
     Section 161. Charter number 200. Comptroller of the Currency Northeastern District.

                                   ASSETS

                                                                DOLLAR
                                                              AMOUNTS IN
                                                               THOUSANDS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency
  and coin  . . . . . . . . . . . . . . . . . . . .           $ 1,896,648
        Interest-bearing balances . . . . . . . . .               989,983
Securities  . . . . . . . . . . . . . . . . . . . .             2,120,299
Federal funds sold and securities purchased under
 agreements to resell in domestic offices of the
 bank and of its Edge and Agreement subsidiaries,
 and in IBF'S:
  Federal funds sold  . . . . . . . . . . . . . . .               786,594
  Securities purchased under agreements to
   resell . . . . . . . . . . . . . . . . . . . . .                     0
Loans and lease financing receivables:
Loans and leases, net of unearned income  . . .  $21,760,082
LESS: Allowance for loan and lease losses . . .      488,235
LESS: Allocated transfer risk reserve . . . . .            0
Loans and leases, net of unearned income,
  allowance and reserve . . . . . . . . . . . . . .            21,271,847
Assets held in trading accounts . . . . . . . . . .               303,841
Premises and fixed assets (including capitalized
 leases)  . . . . . . . . . . . . . . . . . . . . .               317,599
Other real estate owned . . . . . . . . . . . . . .                42,600
Investments in unconsolidated subsidiaries and
associated companies  . . . . . . . . . . . . . . .               118,921
Customers' liability to this bank on acceptances
outstanding . . . . . . . . . . . . . . . . . . . .               374,873
Intangible assets . . . . . . . . . . . . . . . . .               307,582
Other assets  . . . . . . . . . . . . . . . . . . .             1,020,881
TOTAL ASSETS  . . . . . . . . . . . . . . . . . . .           $29,551,668










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                                LIABILITIES

Deposits:
In domestic offices . . . . . . . . . . . . . .               $13,331,731
Noninterest-bearing . . . . . . . . . . . . . .   $3,780,365
Interest-bearing  . . . . . . . . . . . . . . .    9,551,366
In foreign offices, Edge and Agreement subsidiaries,
and IBF's . . . . . . . . . . . . . . . . . . . . . .           7,295,863
Noninterest-bearing . . . . . . . . . . . . . . .     525,888
Interest-bearing  . . . . . . . . . . . . . . . .   6,769,975
Federal funds purchased and securities sold under
agreements to repurchase in domestic offices of
the bank and of its Edge and Agreement subsidiaries,
and in IBF'S:
Federal funds purchased . . . . . . . . . . . . . . .           1,302,034
Securities sold under agreements to repurchase  . . .             199,132
Demand notes issued to the US Treasury  . . . . . . .              48,780
Other borrowed money  . . . . . . . . . . . . . . . .           3,590,568
Mortgage indebtedness and obligations under
 capitalized leases . . . . . . . . . . . . . . . . .              14,180
Bank's liability on acceptances executed and
 outstanding . . . . . . . . . . . . . . . . . . . . .            375,153
Subordinated notes and debentures . . . . . . . . . . .           598,835
Other liabilities . . . . . . . . . . . . . . . . . . .           723,480
TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . .       $27,479,757

Limited-life preferred stock and equity capital . . . .                 0

                               EQUITY CAPITAL

Perpetual preferred stock and related surplus . . . . .             $   0
Common stock  . . . . . . . . . . . . . . . . . . . . .            75,200
Surplus     . . . . . . . . . . . . . . . . . . . . . .           893,227
Undivided profits and capital reserves  . . . . . . . .         1,076,870
LESS: Net unrealized loss on marketable equity
 securities . . . . . . . . . . . . . . . . . . . . . .          (34,746)
Cumulative foreign currency translation adjustments . .           (8,132)
Total equity capital  . . . . . . . . . . . . . . . . .         2,071,911
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK, AND
 EQUITY . . . . . . . . . . . . . . . . . . . . . . . .       $29,551,668

















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             1, Robert T. Jefferson, Comptroller of the above-named
     bank, do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.



                ROBERT T. JEFFERSON



                                                     FEBRUARY 9,1994




             We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.



                                 CHARLES G. GIFFORD
                                 IRA STEPANIAN
                                 PAUL C. O'BRIEN
                                                  DIRECTORS



                                                     FEBRUARY 9, 1994























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                                   NOTES

             In answering any item in this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

             The answer furnished to Item 2 of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.


                                 SIGNATURE

     PURSUANT TO THE REQUIREMENTS OF THE TRUST INDENTURE ACT OF 1939, THE TRUSTEE, THE FIRST NATIONAL BANK OF BOSTON, A NATIONAL BANKING ASSOCIATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE UNITED STATES OF AMERICA, HAS DULY CAUSED THIS STATEMENT OF ELIGIBILITY AND QUALIFICATION TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ALL IN THE CITY OF BOSTON AND COMMONWEALTH OF MASSACHUSETTS, ON THE 20TH DAY OF MAY, 1994.


                  THE FIRST NATIONAL BANK OF BOSTON, TRUSTEE,


                   BY  /s/ ROBERT DOUGHERTY
                       ________________________________
                       ROBERT DOUGHERTY
                       SENIOR ACCOUNT ADMINISTRATOR


                                 EXHIBIT 5

                             CONSENT OF TRUSTEE


     PURSUANT TO THE REQUIREMENTS OF SECTION 321(B) OF THE
     TRUST INDENTURE ACT OF 1939, IN CONNECTION WITH THE PROPOSED ISSUANCE FROM TIME TO TIME BY SEALED AIR CORPORATION OF SENIOR SUBORDINATED DEBT SECURITIES, WE HEREBY CONSENT THAT REPORTS OF EXAMINATIONS BY FEDERAL, STATE, TERRITORIAL, OR DISTRICT AUTHORITIES MAY BE FURNISHED BY SUCH AUTHORITIES TO THE SECURITIES AND EXCHANGE COMMISSION UPON REQUEST THEREFOR.

                  THE FIRST NATIONAL BANK OF BOSTON, TRUSTEE

                   BY  /s/ ROBERT DOUGHERTY
                      ________________________________
                       ROBERT DOUGHERTY
                       SENIOR ACCOUNT ADMINISTRATOR



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